Exhibit 99.4

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. T04199-S47248 ODNB FINANCIAL CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ODNB FINANCIAL CORPORATION Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To approve the Agreement and Plan of Merger and accompanying Plan of Merger, dated as of June 15, 2026, by and between ODNB Financial Corporation ("ODNB") and National Capital Bancorp, Inc. ("NACB"), and the other transactions contemplated by the merger agreement, pursuant to which NACB will merge with and into ODNB, with ODNB being the surviving company in the merger (the “ODNB merger proposal”); 2. To approve, subject to and effective upon completion of the merger, an amendment and restatement of the articles of incorporation of ODNB to, among other things, change the name of ODNB Financial Corporation to “National Capital Bancorp, Inc.” and amend and restate Article VI, Section B.1 of ODNB’s articles of incorporation governing the size and composition of the board of directors, effective at the effective time of the merger (the “ODNB articles amendment proposal”); and 3. To approve an adjournment or postponement of the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the ODNB merger proposal or the ODNB articles amendment proposal (the “ODNB adjournment proposal”). For Against Abstain ! ! ! ! ! ! The Board of Directors recommends you vote FOR the following proposals: ! ! ! SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ODNB2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 18, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T04200-S47248 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com REVOCABLE PROXY ODNB FINANCIAL CORPORATION This Proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) John M. Infield and Jennifer Bognet, and either of them (with the power of substitution), proxies for the undersigned to represent and to vote, all shares of common stock of ODNB Financial Corporation (the "Company") which the undersigned would be entitled to vote if personally present via remote communications at the Company's Special Meeting of Shareholders to be held at 10:00 AM, EDT on November 19, 2026, virtually at www.virtualshareholdermeeting.com/ODNB2026SM and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side